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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2002, except for Notes 20 and 21, as to which the date is November 14, 2002, relating to the financial statements and financial statement schedule which appears in Boston Properties, Inc.'s Current Report on Form 8-K filed on November 15, 2002. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



                                        /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------------
                                        PricewaterhouseCoopers LLP

November 15, 2002